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Exhibit 1.1

TETON ENERGY CORPORATION
2,000,000
Shares of Common Stock

UNDERWRITING AGREEMENT

July 26, 2006

Petrie Parkman & Co., Inc.
475 Seventeenth Street, Suite 1100
Denver, Colorado 80202

Ladies and Gentlemen:

        TETON ENERGY CORPORATION, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, (i) to issue and sell to Petrie Parkman & Co., Inc. (the "Underwriter") an aggregate of 2,000,000 shares (the "Initial Shares") of its common stock, par value $0.001 per share (the "Common Stock"), and (ii) to grant the Underwriter the option described in Section 1(b) hereof to purchase all or any part of 300,000 additional shares of Common Stock to cover over-allotments (the "Option Shares"), if any. The Initial Shares and the Option Shares are hereinafter called, collectively, the "Shares." The Shares are more fully described in the Registration Statement referred to and defined below.

        The Company understands that the Underwriter proposes to make a public offering of the Shares as soon as the Underwriter deems advisable, after this Underwriting Agreement (the "Agreement") has been executed and delivered.

        The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (collectively, the "Securities Act Regulations"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-132451), including a base prospectus relating to the Shares, which registration statement incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (collectively, the "Exchange Act Regulations"). The Company has prepared one or more prospectus supplements (each, a "Prospectus Supplement") to the base prospectus included as part of such registration statement setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business. Except where the context otherwise requires, such registration statement, as amended when it became effective, or, as applicable, at the time of the most recent filing of a report or statement of the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all documents filed as part thereof, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Act or deemed to be a part of such registration statement by virtue of Rule 430B under the Exchange Act, and including any other registration statement filed pursuant to Rule 462(b) under the Act, each as amended at the time such part of the registration statement became effective, are herein collectively referred to as the "Registration Statement." The base prospectus included in the Registration Statement, as supplemented by a Prospectus Supplement in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the "Prospectus." As used herein, "business day" shall mean a day on which the American Stock Exchange (the "AMEX") is open for trading. Any preliminary Prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereinafter referred to as a "Preliminary Prospectus," and the Preliminary Prospectus relating to the Shares, as amended or supplemented, immediately prior to the Applicable Time (as defined in Section 3(d) below) is hereinafter referred to as the "Pricing Prospectus." Any "issuer free writing prospectus" (as defined in Rule 433 under the

Securities Act) relating to the Shares is hereinafter referred to as an "Issuer Free Writing Prospectus," and the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, attached and listed in Exhibit E hereto, taken together, are hereafter referred to collectively as the "Pricing Disclosure Package."

        Any reference herein to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Pricing Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), and such copy shall be identical in content to any Prospectus delivered to the Underwriter for use in connection with the offering of the Shares.

        The Company and the Underwriter agree as follows:

        1. Sale and Purchase:

        (a)   Initial Shares. Upon the basis of the representations and warranties and other terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Initial Shares at a purchase price per share equal to $4.89.

        (b)   Option Shares. In addition, upon the basis of the representations and warranties and other terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase from the Company, all or any part of the Option Shares at the purchase price per share set forth in subsection (a) above. The option hereby granted will expire 30 days after the date hereof and may be exercised once in whole or in part, only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon oral notice by the Underwriter to the Company, which must be confirmed in writing by overnight mail or facsimile transmission, setting forth the number of Option Shares as to which the Underwriter is exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery shall be determined by the Underwriter, but shall not be later than three full business days (or earlier than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined, without the consent of the Company.

        2. Payment and Delivery:

        (a)   Initial Shares. The Initial Shares to be purchased by the Underwriter hereunder, in definitive form and in such authorized denominations and in such registered names as the Underwriter may request upon at least two business days' prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriter, including, at the option of the Underwriter, through the facilities of The Depository Trust Company ("DTC") for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by Federal Funds wire transfer to the account specified to the Underwriter by the Company upon at least two business days' prior notice. The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging at least one business day prior to the Closing Time (as hereinafter defined) with respect thereto at the office of the Underwriter, or at the office of DTC or its designated custodian, as the case may be (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third business day after the date hereof (unless another time and date shall be agreed to by the Underwriter and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time" and the date of delivery of the Shares is hereinafter sometimes called the "Date of Delivery."

        (b)   Option Shares. Any Option Shares to be purchased by the Underwriter hereunder, in definitive form and in such authorized denominations and in such registered names as the Underwriter may request upon at least two business days' prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriter, including, at the option of the Underwriter, through the facilities of DTC for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by Federal Funds wire transfer to the account specified in writing to the Underwriter by the Company upon at least two full business days' prior notice. The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least one business day prior to the Date of Delivery with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Underwriter in the notice given by the Underwriter to the Company of the Underwriter's election to purchase such Option Shares or on such other time and date as the Company and the Underwriter may agree upon in writing.

        3. Representations and Warranties of the Company:

        The Company represents and warrants to the Underwriter as follows:

        (a)   The Company meets the requirements for use of Form S-3 under the Securities Act. The Pricing Prospectus has been or will be prepared and filed pursuant to Rule 424(b) of the Securities Act on or before the second business day following the date of this Agreement. Copies of the Registration Statement and the Prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the Registration Statement and each amendment thereto for the Underwriter) have been delivered or made available through EDGAR to the Underwriter and its counsel.

        (b)   The Registration Statement and the Prospectus comply, and any further amendments or supplements to the Registration Statement, including the Pricing Prospectus, will, when they have become effective or are filed with the Commission, as the case may be, comply, at the time of filing thereof, in all material respects with the requirements of the Securities Act and the Securities Act Regulations. The Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus or any amendment or supplement thereto does not and will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery, if any, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriter and furnished in writing by or on behalf of the Underwriter to the Company expressly for use therein (that information being limited to that described in the penultimate sentence of Section 8(b) hereof).

        (c)   Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement, or any part thereof, or any Issuer Free Writing Prospectus has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and the Company has complied to the Commission's satisfaction with any request on the part of the Commission for additional information.

        (d)   For purposes of this Agreement, the "Applicable Time" is 4:15 p.m., New York City time, on the date of this Agreement. The Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Time and on each Date of Delivery, if any, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the Securities Act Regulations, and does not or will not include information that conflicts with the information contained in the Registration Statement, any Preliminary Prospectus or the Pricing Prospectus; and any Issuer Free Writing Prospectus not listed on Exhibit E hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this Section 3(d) with respect to any information contained in or omitted from the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein (that information being limited to that described in the penultimate sentence of Section 8(b) hereof). The foregoing representations and warranties are given on the basis that any statement contained in a document incorporated or deemed to be incorporated in the Registration Statement, the Prospectus or the Pricing Disclosure Package prior to the Applicable Time shall be deemed not to be contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package if such statement has been modified or superseded by any subsequent statement in the Pricing Disclosure Package.

        (e)   The Prospectus delivered to the Underwriter for use in connection with this offering will be identical to the respective version of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

        (f)    The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files all reports required by the Exchange Act or the Exchange Act Regulations with the Commission on the EDGAR system. The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or any amendment or supplement thereto, when they became or become effective under the Securities Act or were or are filed with the Commission under the Securities Act or the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

        (g)   The Company has complied with the requirements of Rule 433 under the Securities Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. The Company has not (i) distributed any offering material in connection with the offering other than a Preliminary Prospectus, the Pricing Prospectus and any Issuer Free Writing Prospectus set forth on Exhibit E hereto, or (ii) filed, referred to, approved, used or authorized the use of any "free writing prospectus" as defined in Rule 405 under the Securities Act with respect to the offering or the Shares, except for any Issuer Free Writing Prospectus set forth in Exhibit D hereto and any electronic road show previously approved by the Underwriter.

        (h)   The Company was not an "ineligible issuer" (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated hereby.

        (i)    The Company has an authorized capitalization as set forth in the Pricing Prospectus. The outstanding shares of capital stock or partnership interests, membership interests or other equity interests of the Company and each "significant subsidiary" of the Company (as such term is defined in

Rule 1-02(w) of Regulation S-X promulgated under the Securities Act) (each, a "Subsidiary") have been duly and validly authorized and issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of or the partnership interests, membership interests or other equity interests in the Subsidiaries, as the case may be, are directly or indirectly owned of record and beneficially by the Company. Except as disclosed in the Pricing Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of, or partnership interests, membership interests or other equity interests, as the case may be, in the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any Subsidiary to issue any securities or obligations, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options. No waivers, consents or approvals of the holders of any class or series of stock need to be obtained in connection with the issuance and sale of the Shares, except for those that have been obtained and delivered in writing to the Underwriter before the date hereof.

        (j)    Each of the Company and the Subsidiaries (all of which Subsidiaries are named in Exhibit 21.1 to the Company's Form 10-K for the fiscal year ended December 31, 2005) has been duly incorporated or organized and is validly existing as a corporation, general or limited partnership, limited liability company or other legal entity, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization with full corporate, partnership, limited liability company or other power and authority to own its properties and to conduct its business as described in the Registration Statement and the Pricing Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions described in this Agreement.

        (k)   Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its real property requires such qualification, except for such jurisdictions in which the failure, individually or in the aggregate, to be so qualified could not reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), of the Company and the Subsidiaries, taken as a whole (any such effect where the context so requires, is hereinafter called a "Material Adverse Effect"). Except as disclosed in the Pricing Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock, partnership interests, membership interests or other equity interests, as the case may be, from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary. Except as disclosed in the Pricing Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, limited liability company, joint venture or other entity.

        (l)    The Company and the Subsidiaries are in compliance with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to be in compliance could not have a Material Adverse Effect.

        (m)  Neither the Company nor any of the Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that could not have a Material Adverse Effect.

        (n)   The execution, delivery and performance of this Agreement by the Company and consummation by the Company of the transactions contemplated by this Agreement do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) (i) any provision of the organizational documents of the Company or any Subsidiary, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any U.S. federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (ii) for such breaches or defaults that could not have a Material Adverse Effect, or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or the Subsidiaries, except as could not have a Material Adverse Effect.

        (o)   This Agreement has been duly authorized, executed and delivered by the Company.

        (p)   No approval, authorization, consent or order of or filing with any U.S. federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency having jurisdiction over the Company or any Subsidiary (each, a "Governmental Authority") is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein by the Company, and the Company's sale and delivery of the Shares other than (A) such as have been obtained, or will have been obtained at or prior to the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act and the Exchange Act, (B) such approvals as have been obtained in connection with the approval of the listing of the Shares on the AMEX and (C) any necessary qualification under the securities or "blue sky" laws of the various jurisdictions in which the Shares are being offered by the Underwriter.

        (q)   Each of the Company and the Subsidiaries has all necessary licenses, permits, certificates of need, authorizations, consents, grants of right and approvals, and has made all necessary filings or registrations required under any U.S. federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons (any of the foregoing, a "License") required in order to conduct its business as described in the Registration Statement and the Pricing Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of, and no event has occurred that results (or with the passage of time would result) in a violation, default or revocation of, any such License or any U.S. federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Subsidiary, that could have a Material Adverse Effect.

        (r)   There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any Governmental Authority or arbitral panel that could result in a judgment, decree, award or order having a Material Adverse Effect.

        (s)   The financial statements, including the notes thereto, included or incorporated by reference in the Registration Statement and the Pricing Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission. The financial statement schedules included or incorporated by reference in the Registration Statement and Pricing Prospectus and the amounts in the Pricing Prospectus under the captions "Capitalization" and "Dilution" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included or incorporated by reference in the Registration Statement and the Pricing Prospectus. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Pricing Prospectus. The unaudited pro forma financial information (including the related notes) included or incorporated by reference in the Registration Statement or the Pricing Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information, and such information fairly presents the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified. No other pro forma financial information is required to be included or incorporated by reference in the Registration Statement or the Pricing Prospectus.

        (t)    To the best of the Company's knowledge, Ehrhardt Keefe Steiner & Hottman PC ("EKSH"), whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission and incorporated by reference in the Registration Statement, each Preliminary Prospectus and the Pricing Prospectus, and any other accounting firm that has certified Company financial statements and delivered its reports with respect thereto, are, and were during the periods covered by their reports, independent registered public accountants as required by the Securities Act and the Securities Act Regulations.

        (u)   To the best of the Company's knowledge, Netherland, Sewell & Associates, Inc. ("NSAI"), whose report as of February 2, 2006 is incorporated by reference in the Registration Statement, each Preliminary Prospectus and the Pricing Prospectus, was, as of the dates of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.

        (v)   The information underlying the estimates of reserves of the Company and the Subsidiaries, which was supplied by the Company to Gustavson Associates, Inc. and NSAI for purposes of reviewing the reserve reports and estimates of the Company and, in the case of information supplied to NSAI, for purposes of preparing the letter of NSAI incorporated by reference in the Registration Statement, each Preliminary Prospectus and the Pricing Prospectus (the "Reserve Report Letter"), including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices. Other than normal production of the reserves and intervening market commodity price fluctuations described in the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Prospectus or reflected in the Reserve Report Letter, and estimates of such reserves and present values as described in the Prospectus or reflected in the Reserve Report Letter comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Act.

        (w)  Subsequent to the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, and except as may be otherwise stated in the Registration Statement or the Pricing Prospectus, there has not been and, during the time that a prospectus relating to the Shares is required to be delivered under the Securities Act, there will not be (A) any development or transaction that could reasonably be expected to result in a Material Adverse Effect, whether or not arising in the ordinary course of business, (B) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect, (C) any transaction that is material to the Company and the Subsidiaries, taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any Subsidiary on any of its equity interests.

        (x)   The Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, each Preliminary Prospectus and the Pricing Prospectus.

        (y)   Except as disclosed in the Pricing Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

        (z)   The issuance of the Shares has been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company and will be registered pursuant to Section 12 of the Exchange Act, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party or otherwise.

        (aa) The Company has applied to list the Shares on the AMEX.

        (bb) The Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        (cc) Neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD.

        (dd) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries, on the other hand, which is required by the Securities Act, the Securities Act Regulations or the rules of the NASD to be described in the Registration Statement and the Prospectus which is not so described.

        (ee) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Pricing Prospectus.

        (ff)  Any certificate signed by any officer of the Company or any Subsidiary delivered to counsel for the Underwriter pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

        (gg) The form of certificate used to represent the Common Stock complies in all material respects with all applicable statutory requirements, with the charter of the Company and the requirements of the AMEX.

        (hh) The Company and the Subsidiaries have good and marketable title in fee simple to, or a legal and valid leasehold interest in, all real property described in the Pricing Prospectus, including without limitation all oil and gas producing properties of the Company and its Subsidiaries underlying the

Company's estimates of its reserves contained or incorporated by reference in the Pricing Prospectus, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Pricing Prospectus or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Subsidiaries or such as would not have a Material Adverse Effect; and any real property improvements, including without limitation all oil and gas producing properties of the Company and its Subsidiaries underlying the Company's estimates of its reserves contained or incorporated by reference in the Pricing Prospectus, equipment and personal property held under lease by the Company or any Subsidiary, are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Pricing Prospectus or are not material and do not materially interfere with the use made or proposed to be made of such property improvements, equipment and personal property by the Company or such Subsidiary or such as would not have a Material Adverse Effect. The Company and the Subsidiaries have an owner's or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on any real property owned in fee or leased, as the case may be, by the Company or such Subsidiary, that insures the fee or leasehold interest, as the case may be, in such real property, and with coverages in amounts at least equal to amounts that are generally deemed in the oil and gas industry to be commercially reasonable in the markets where such properties are located, or a lender's title insurance policy insuring the lien of its mortgage securing the real property with coverage equal to the maximum aggregate principal amount of indebtedness held by the Company or a Subsidiary and secured by the real property.

        (ii)   The working interests derived from oil, gas and mineral leases or mineral interests that constitute a portion of the real property held or leased by the Company or the Subsidiaries reflect in all material respects the right of the Company and the Subsidiaries to explore, develop or produce hydrocarbons from such real property, and the care taken by the Company and the Subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Company operates for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

        (jj)   To the Company's knowledge and except as would not have a Material Adverse Effect, all real property owned or leased by the Company or a Subsidiary is free of material structural defects and all building systems contained therein are in good working order or, in each instance, the Company or a Subsidiary, as the case may be, has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures. Except as described in the Pricing Prospectus, to the knowledge of the Company and such Subsidiary, there is no pending or threatened special assessment, tax reduction proceeding or other action that could reasonably be expected to increase the real property taxes or assessments of any of such property, that could have a Material Adverse Effect.

        (kk) The descriptions in the Registration Statement and the Pricing Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Pricing Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Pricing Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, and to the knowledge of the Company with respect to third parties, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

        (ll)   The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company and each Subsidiary to conduct its business as described in the Pricing Prospectus, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company and the Subsidiaries know of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that could have a Material Adverse Effect.

        (mm) The Company maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) designed to ensure that material information required to be disclosed by the Company in reports it files under the Exchange Act is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within the Company, and such disclosure controls and procedures are effective to perform the functions for which they were established and are in accordance with such rules and any related rules of the Commission and the AMEX. Based on an evaluation of its disclosure controls and procedures by the Company as of the period ended June 30, 2006, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of the Company's internal control over financial reporting which could adversely affect the ability of the Company or the Subsidiaries, as the case may be, to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls of the Company or the Subsidiaries or in other factors that could materially affect internal controls of the Company or the Subsidiaries, including any corrective actions with regard to significant deficiencies and material weaknesses.

        (nn) Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (oo) The Company and the Subsidiaries maintain insurance (issued by insurers of adequate financial strength and credit quality) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, directors' and officers' insurance and insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against.

        (pp) Each of the Company and the Subsidiaries has filed on a timely basis all necessary U.S. federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, could have a Material Adverse Effect. All tax liabilities are adequately provided for on the respective books of such entities.

        (qq) Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any U.S. federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable U.S. federal or state wages and hours law, the violation of any of which could have a Material Adverse Effect.

        (rr)  Each of the Company and the Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"). No "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability. Each of the Company and the Subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Code; and each "pension plan" for which each of the Company and the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code will be so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would prevent such qualification.

        (ss)  Neither the Company nor any of the Subsidiaries nor any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any U.S. federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law and the Company's Code of Business Conduct and Ethics, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.

        (tt)  There are no outstanding loans or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.

        (uu) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company or any of the Subsidiaries, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Pricing Prospectus.

        (vv) All securities, other than the Shares, issued by the Company on or prior to the date hereof, have been issued and sold in compliance with (i) all applicable U.S. federal and state securities laws, (ii) the laws of the applicable jurisdiction of organization of the issuing entity and (iii) to the extent applicable to the issuing entity, the requirements of the AMEX.

        (ww) Each real property owned or leased by the Company or a Subsidiary (collectively, the "Real Property") complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure would not have a Material Adverse Effect and will not result in a forfeiture or reversion of title. The Company has not received from any Governmental Authority having or claiming jurisdiction over the Real Properties any written notice of any condemnation of or zoning change affecting the Real Property or any part thereof, and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated could have a Material Adverse Effect.

        (xx) Except as described in the Registration Statement or the Pricing Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company or any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, or any of its Subsidiaries, and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

        (yy) None of the entities that prepared audits or other environmental assessments with respect to the Real Property was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of the directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, trustee, officer, director or employee.

        (zz) Except for documents included in the Pricing Disclosure Package, the Company has not distributed and will not distribute any prospectus, written communication or other offering material in connection with the offer and sale of the Shares.

        (aaa Except as disclosed in the Pricing Prospectus, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

        (bbb) Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Shares as described in the Pricing Prospectus, will be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

        (ccc) There are no existing or, to the knowledge of the Company or any of the Subsidiaries, threatened labor disputes with the employees of the Company or any of the Subsidiaries which are likely to have a Material Adverse Effect.

        (ddd) The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification, when made, were complete and correct. The Company and, to the Company's knowledge, its officers and directors (in their capacities as officers and directors of the Company) are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the rules of the AMEX promulgated thereunder.

        4. Certain Covenants:

        The Company hereby agrees with the Underwriter:

          (i)    if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as reasonably possible and will advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing, when such post-effective amendment has become effective;

          (ii)   if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as reasonably possible and will advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing, when such post-effective amendment has become effective;

          (iii)  to prepare the Prospectus in a form approved by the Underwriter and file such Prospectus (or a term sheet as permitted by Rule 434) with the Commission pursuant to Rule 424(b) and Rule 430A, under the Securities Act within the time period set forth in Rule 424(b) and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than the second business day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree) to the Underwriter copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriter may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

          (iv)  to advise the Underwriter immediately, confirming such advice in writing, of (A) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or to the information incorporated by reference therein or for additional information with respect thereto, or (B) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus or, in each case, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, and if the Commission or any Governmental Authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible and to advise the Underwriter promptly of the lifting or removal of such order; to advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or Prospectus and, unless required by law, to file no such amendment or supplement to which the Underwriter shall reasonably object in writing;

          (v)   to furnish to the Underwriter for a period of two years from the date of this Agreement (A) copies of all annual, quarterly and current reports or other communications supplied to its shareholders, (B) copies of all reports filed by the Company with the NASD or copies of any material reports (collectively, the "Reports") filed by the Company with any securities exchange, and (C) such other publicly available information as the Underwriter may reasonably request regarding the Company and the Subsidiaries; provided, however, that the Company shall not be required to furnish to the Underwriter any Reports which are obtainable via EDGAR;

          (vi)  if, within the time during which a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act Regulations, it is necessary to amend or supplement any Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus to comply with any law, then during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company's own expense to the Underwriter and to dealers, copies, in such quantities and at such locations as the Underwriter may from time to time reasonably request, of an appropriate supplement to the any Preliminary Prospectus (prior to the availability of the Pricing Prospectus), the Pricing Prospectus or any Issuer Free Writing Prospectus, which in each case as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus or the Pricing Disclosure Package will comply with the Securities Act and the Securities Act Regulations;

          (vii) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;

          (viii) not to, without the prior consent of the Underwriter, which consent shall not be unreasonably withheld or denied, (A) make any offer or written communication relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Securities Act, except for any Issuer Free Writing Prospectus set forth in Exhibit E hereto and any electronic road show previously approved by the Underwriter, or (B) file, refer to, approve, use or authorize the use of any "free writing prospectus" as defined in Rule 405 under the Securities Act with respect to the offering or the Shares. If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Underwriter or the Company, conflict with the information in the Registration Statement or the Prospectus as then amended or supplemented or would, in the judgment of the Underwriter or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act or the Securities Act Regulations it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Underwriter promptly and, if requested by the Underwriter, prepare and furnish without charge to each Underwriter an appropriate amendment or supplement (in form and substance satisfactory to the Underwriter) that will correct such statement, omission or conflict or effect such compliance;

          (ix)  to comply with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus;

          (x)   prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus pursuant to Rule 424 under the Securities Act, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing, which consent will not be unreasonably withheld;

          (xi)  to furnish promptly to the Underwriter a copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Underwriter may reasonably request;

          (xii) to furnish to the Underwriter, not less than two full business days before filing with the Commission during the period referred to in subsection (vi) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and during such period to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

          (xiii) to apply the net proceeds of the sale of the Shares substantially in accordance with the statements under the caption "Use of Proceeds" in the Pricing Prospectus;

          (xiv) to make generally available to its securityholders as soon as practicable, but in any event not later than 90 days after the end of the period covered thereby, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in such form as complies with Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158) of the Registration Statement;

          (xv) to cause the Shares to be listed on the AMEX prior to the Closing Time, to use its best efforts to maintain the listing of the Shares on the AMEX and to file with the AMEX all applicable documents and notices required by the AMEX of companies that have securities that are listed on the AMEX;

          (xvi) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

          (xvii) to refrain during a period of 90 days from the date of the Prospectus, without the prior written consent of the Underwriter, from, directly or indirectly, (A) offering, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of its capital stock or any securities convertible into or exercisable or exchangeable for its capital stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (B) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of its capital stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of its capital stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (1) the Shares to be sold hereunder, (2) the grant or exercise of any options under, or the issuance of any shares pursuant to, an employee stock option or purchase plan in effect on the date hereof, (3) upon conversion or exchange of convertible or exchangeable securities outstanding on the date hereof, and (4) upon the exercise of options or warrants outstanding on the date hereof, and in each case, as described in the Pricing Prospectus;

          (xviii) not to, and to use its best efforts to cause its officers, directors and affiliates not to, (A) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (B) except for the Underwriter's compensation, as described in the Prospectus, pay anyone any compensation for soliciting purchases of the Shares or (C) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

          (xix) that the Company shall maintain directors and officers liability insurance in the minimum amount of $10 million for a period of at least one year following the offering;

          (xx) that prior to the Closing Time or any Date of Delivery, as applicable, except as may be required by applicable laws or regulations or the rules and regulations of the AMEX, neither the Company nor the Subsidiaries will issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company or the Subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or the Subsidiaries, or the offering of the Shares, without the prior written consent of the Underwriter, which shall not be unreasonably withheld;

          (xxi) that the Company will comply with all of the provisions of any undertakings in the Registration Statement;

          (xxii) that the Company will not be or become an "investment company," as such term is defined in the Investment Company Act;

          (xxiii) that the Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain a system of internal control over financial reporting which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company and the Subsidiaries, (C) access to the assets of the Company and the Subsidiaries is permitted only in accordance with management's authorization and (D) the recorded accounts of the assets of the Company and the Subsidiaries are compared with existing assets at reasonable intervals; and

          (xxiv) that the Company and the Subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

        5. Payment of Expenses:

        The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses and fees in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment); (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriter, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriter (other than transfer taxes on resales by the Underwriter); (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriter and to dealers (including costs of mailing and shipment); (iv) filing fees relating to review of the public offering of the Shares by the NASD; (v) reasonable and documented legal fees and other disbursements of counsel for the Underwriter (including the reasonable and documented legal fees and other disbursements of counsel for the Underwriter relating to the qualification of the Shares for offering and sale under state laws, the determination of their eligibility for investment under state laws, and the printing and furnishing of copies of any "blue sky" surveys or legal investment surveys to the Underwriter and to dealers, but excluding any legal fees related solely to "blue sky" surveys relating to whether offers and sales of the Shares could be made by persons who are not registered or licensed as dealers or brokers); (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement; (vii) the fees and expenses incurred by the Company in connection with the inclusion of the Shares in the AMEX; (viii) the costs and expenses of the Company incurred in making road show presentations with respect to the offering of the Shares, including, but not limited to, costs for posting the road show presentation on the internet and all private aircraft expenses associated with travel in connection with the road show; and (ix) the performance of the Company's other obligations hereunder. Upon the request of the Underwriter, the Company will provide funds in advance for filing fees. It is understood, however, that except as provided in this Section, Section 7(d), Section 8 entitled "Indemnity by the Company and the Underwriter," and Section 9 entitled "Contribution," the Underwriter will pay all of its costs and expenses, including stock transfer taxes payable on resale of any of the Shares by it and any advertising expenses connected with any offers they may make.

        6. Conditions of the Underwriter's Obligations:

        (a)   The obligations of the Underwriter hereunder to purchase Shares at the Closing Time or on each Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Company of its obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Date of Delivery, as applicable.

        (b)   The Company shall furnish to the Underwriter at the Closing Time and on each Date of Delivery opinions and a negative assurance letter of Gersten Savage LLP, counsel for the Company,

addressed to the Underwriter and dated the Closing Time and each Date of Delivery and in form and substance substantially as set forth in Exhibits A and B hereto.

        (c)   The Underwriter shall have received from EKSH, a letter dated as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Underwriter, in form and substance satisfactory to the Underwriter, relating to the financial statements, including any pro forma financial statements, of the Company and the Subsidiaries, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

        (d)   The Underwriter shall have received from NSAI a letter, dated as of the date of this Agreement, the Closing Time and each Date of Delivery, in form and substance satisfactory to you, to the effect set forth in Exhibit C hereto.

        (e)   The Underwriter shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Hogan & Hartson L.L.P., dated the Closing Time or such Date of Delivery, addressed to the Underwriter and in form and substance satisfactory to the Underwriter.

        (f)    No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which the Underwriter shall have objected in writing.

        (g)   Prior to the Closing Time and each Date of Delivery, no stop order suspending the effectiveness of the Registration Statement, or any part thereof, or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred.

        (h)   All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

        (i)    Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery, there shall not have been any event which has had a Material Adverse Effect, which in the Underwriter's judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

        (j)    The Shares shall have been approved for inclusion on the AMEX.

        (k)   The Underwriter shall have received lock-up agreements from each officer and director of the Company in the form of Exhibit D attached hereto, and such lock-up agreements shall be in full force and effect.

        (l)    The NASD shall have issued a "no objection" letter with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (m)  The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriter a certificate of its Chief Executive Officer and President and Chief Financial Officer, to the effect that:

          (i)    with respect to the representations and warranties of the Company in this Agreement qualified by materiality or Material Adverse Effect, such representations and warranties are true and correct, as if made on and as of the date thereof and with respect to the representations and warranties of the Company in this Agreement that are not qualified by materiality or Material Adverse Effect, such representations and warranties are true and correct in all material respects, as if made on and as of the date thereof, and the Company has complied with all the agreements and satisfied in all material respects the conditions on its part to be performed or satisfied at or prior to the date thereof;

          (ii)   to such officers' knowledge, no stop order suspending the effectiveness of the Registration Statement, or any part thereof, or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

          (iii)  the Registration Statement when it became effective and the Prospectus as of its date did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus that has not been so set forth;

          (iv)  subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any event which has had a Material Adverse Effect, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained which has had a Material Adverse Effect; and

          (v)   each of Gersten Savage LLP and Hogan & Hartson L.L.P. is entitled to rely on this certificate in connection with the opinions that each firm is rendering pursuant to this Agreement.

        7. Effective Date; Termination:

        (a)   This Agreement shall become effective upon the execution of this Agreement. Subject to the provisions of Section 10, notwithstanding any termination of this Agreement, the provisions of this Section 7 and of Sections 3, 4, 5, 8, 9 through 15, inclusive, shall remain in full force and effect at all times after the execution hereof.

        (b)   The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Time or to terminate the obligations of the Underwriter to purchase the Option Shares at any time prior to the Date of Delivery, as the case may be, if, at or after the Applicable Time, (i) trading on the AMEX, the New York Stock Exchange or the Nasdaq National Market shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on any such exchange or by order of the Commission or any other governmental authority having jurisdiction; or (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; or (iii) a banking moratorium has been declared by any federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; (iv) any downgrading shall have occurred in the Company's corporate credit rating or the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; or (v) (A) there shall have occurred any outbreak or escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (A) or (B), in the judgment of the Underwriter, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Initial Shares or the Option Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

        (c)   Any notice of termination pursuant to this Section 7 shall be in writing.

        (d)   If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriter, reimburse the Underwriter for all actual and documented out-of-pocket expenses (including the reasonable fees and expenses of its counsel), incurred by the Underwriter in connection herewith.

        8. Indemnity by the Company and the Underwriter:

        (a)   The Company shall indemnify and hold harmless the Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or in any amendment thereof, or any Prospectus, or in any supplement thereto or amendment thereof, or in the Pricing Disclosure Package, or in any "issuer information" (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or (ii) the omission or alleged omission to state in the Registration Statement, as originally filed or in any amendment thereof, or any Prospectus, or in any supplement thereto or amendment thereof, or in the Pricing Disclosure Package, or in any "issuer information" (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, as originally filed or in any amendment thereof, or any Prospectus, or in any supplement thereto or amendment thereof, or in the Pricing Disclosure Package, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

        (b)   The Underwriter shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or in any amendment thereof, or any Prospectus, or in any amendment thereof or supplement thereto, or in the Pricing Disclosure Package, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein; provided, however, that in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by the Underwriter hereunder. The statements relating to the Underwriter under the caption "Underwriting" in the Prospectus (to the extent such statements relate to the Underwriter) constitute the only information furnished by or on behalf of the Underwriter to the Company for purposes of Section 3(b) and this Section 8. This indemnity will be in addition to any liability which the Underwriter may otherwise have, including but not limited to other liability under this Agreement.

        (c)   Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 except to the extent such failure materially prejudices the indemnifying party and the indemnifying party was not otherwise aware of such claim). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

        9.     Contribution: In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriter, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Underwriter may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the offering and sale of the Shares contemplated herein or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as (x) the total proceeds from the offering and sale of the Shares contemplated herein (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and of the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter, its partners, members, directors, officers, affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise.

        10.   Survival: The indemnity and contribution agreements contained in Section 8 and Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, or any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company agrees to the appointment of the Underwriter contained in Section 2 thereof. The Company and the Underwriter agree promptly to notify each other of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of its officers or directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement, Prospectus or any Issuer Free Writing Prospectus.

        11.   Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriter, shall be sufficient in all respects if delivered to Petrie Parkman & Co., Inc., 475 Seventeenth Street, Suite 1100, Denver, Colorado 80202, Attention: Michael Bock, with a copy to George A. Hagerty, Esq., Hogan & Hartson L.LP., 1200 17th Street, Suite 1500, Denver, Colorado 80202; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 410 Seventeenth Street, Suite 1850, Denver, Colorado 80202, Attention: President, with a copy to David E. Danovitch, Esq., Gersten Savage LLP, 600 Lexington Avenue, New York NY 10022.

        12.   Governing Law; Headings: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        13.   Parties at Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriter, the Company and the controlling persons, directors and officers referred to in Sections 8 and 9 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

        14.   Counterparts and Facsimile Signatures: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

        15.   No fiduciary duty. The Company hereby acknowledges that (a) the Underwriter is acting as principal and not as an agent or fiduciary of the Company and (b) its engagement of the Underwriter in connection with this offering is as independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with this offering (irrespective of whether the Underwriter has advised or is currently advising the Company on related or other matters).

[Signature page follows.]

        If the foregoing correctly sets forth the understanding among the Company and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriter.

Very truly yours,
TETON ENERGY CORPORATION, a Delaware corporation
By:	/s/ KARL F. ARLETH Name: Karl F. Arleth Title: President & CEO

Accepted and agreed to as
of the date first above written:

PETRIE PARKMAN & CO., INC.
By:	/s/ THOMAS A. PETRIE Name: Thomas A. Petrie Title: Chairman & CEO

Exhibit A

Opinion of Gersten Savage LLP

Exhibit B

Negative Assurance Letter of Gersten Savage LLP

Exhibit C

Comfort Letter of NSAI

Exhibit D

Form of Lock-Up Agreement

Exhibit E

Issuer Free Writing Prospectuses included in the Pricing Disclosure Package

PowerPoint Presentation dated July 20, 2006, filed as Exhibit 99.2 to the Current Report on Form 8-K of the Company, filed on EDGAR on July 20, 2006.

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UNDERWRITING AGREEMENT